As filed with the Securities and Exchange Commission on March 6, 2025

Registration No. 333-285353

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Canadian Pacific Kansas City Limited

Canadian Pacific Railway Company

(Exact name of each Registrant as specified in its charter)

		98-0355078
		(Canadian Pacific Kansas City Limited)

		98-0001377
Canada	4011	(Canadian Pacific Railway Company)
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

7550 Ogden Dale Road S.E., Calgary, Alberta, Canada T2C 4X9, (403) 319-7000

(Address and telephone number of each Registrant’s principal executive offices)

C T Corporation System, 28 Liberty Street, New York, New York 10005, (212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to

Cassandra P. Quach Canadian Pacific Kansas City Limited 7550 Ogden Dale Road S.E. Calgary, Alberta, Canada, T2C 4X9 (403) 319-7000	Harinder S. Basra Bennett Jones LLP 4500 Bankers Hall East 855 – 2nd Street SW Calgary, Alberta, Canada, T2P 4K7 (403) 298-3100	Catherine M. Clarkin Alan J. Fishman Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement is declared effective, as determined by market conditions.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B. ☒	At some future date (check the appropriate box below):

1. ☐	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing)

2. ☐

pursuant to Rule 467(b) on     at     (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on

3. ☒

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrants or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrants hereby amend this registration statement on Form F-10 (this “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the “Securities Act”), or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus

Short Form Prospectus

New Issue	March 6, 2025

CANADIAN PACIFIC RAILWAY COMPANY

US$6,000,000,000

Canadian Debt Securities

U.S. Debt Securities

Canadian Pacific Railway Company (the “Company”) may from time to time, during the period that this prospectus remains effective, offer for sale Canadian debt securities (the “Canadian Debt Securities”) and U.S. debt securities (the “U.S. Debt Securities” and, together with the Canadian Debt Securities, the “Debt Securities”) in an aggregate principal amount of up to US$6,000,000,000 or its equivalent in any other currency. These Debt Securities may consist of debentures, notes or other types of debt and may be issued in series. The Debt Securities will be fully and unconditionally guaranteed by our parent company Canadian Pacific Kansas City Limited (“CPKC”).

We will provide the specific terms of these Debt Securities and all information omitted from this prospectus in supplements to this prospectus that will be delivered to you together with this prospectus, except where an exemption from such delivery requirement is available. You should read this prospectus and the prospectus supplements carefully before you invest.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to you together with this prospectus, except where an exemption from such delivery requirement is available. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Debt Securities to which the prospectus supplement pertains.

Messrs. Creel, Garza, Hamberger, Hernández, Maier, Paull and Trafton and Madame. Kennedy are directors of the Company who reside outside of Canada and each of these directors has appointed CPKC for service of process at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

THESE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE SECURITIES REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

We are permitted under a multijurisdictional disclosure system adopted by the United States to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States.

Prospective investors should be aware that the acquisition of the debt securities described herein may have tax consequences both in the United States and in Canada. You should read the tax discussion in any applicable prospectus supplement. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully.

In respect of the offering of Debt Securities to residents of the United States, your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because we are incorporated under the laws of Canada, most of our officers, some of our directors and most of the experts named in this prospectus are residents of Canada, and a substantial portion of our assets are located outside the United States. See “Enforcement of Civil Liabilities”.

There is no market through which the securities may be sold and purchasers may not be able to resell securities purchased under the short form prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See “Risk Factors”. Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will not be listed on any securities exchange.

Our head and registered office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, references to “Canadian Pacific Railway”, “the Company”, “us”, “we”, or “our” mean Canadian Pacific Railway Company and its subsidiaries. Unless otherwise specified, references to “US$” are to United States dollars and all references to “Cdn$” or “$” are to Canadian dollars.

This prospectus has been filed in each of the provinces of Canada to qualify the distribution of Debt Securities in such jurisdictions and is also part of a registration statement on Form F-10 relating to the Debt Securities that we filed with the SEC. Under the registration statement, we may also, from time to time, sell any combination of the Debt Securities described in this prospectus in one or more offerings in the United States up to an aggregate principal amount of US$6,000,000,000 or its equivalent in any other currency, either separately from or concurrently with an offering of Debt Securities in Canada. This prospectus provides you with a general description of the Debt Securities that we may offer. Each time we sell Debt Securities under the prospectus in Canada and/or registration statement in the United States, as applicable, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Debt Securities. The prospectus supplement may also add, update, or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”. The version of this prospectus contained in the registration statement does not contain all of the information set forth in the registration statement, certain parts of which, in respect of an offering in the United States, are omitted in accordance with the rules and regulations of the SEC. In respect of an offering of Debt Securities in the United States, reference is made to the registration statement and the exhibits thereto for further information with respect to us and CPKC and the Debt Securities.

Unless otherwise indicated, all financial information included and incorporated by reference into this prospectus is determined using generally accepted accounting principles in the United States (“U.S. GAAP”). U.S. GAAP differs from IFRS® Accounting Standards applied by most Canadian reporting issuers. Therefore, the financial statements incorporated by reference into this prospectus may not be comparable to financial statements prepared in accordance with IFRS® Accounting Standards.

WHERE YOU CAN FIND MORE INFORMATION

Canadian Pacific Railway Company is a wholly-owned subsidiary of CPKC, a publicly traded corporation whose common shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”). Pursuant to decisions of the applicable Canadian securities regulatory authorities, we are not subject to most Canadian continuous disclosure requirements provided that CPKC complies with its continuous disclosure requirements. We remain responsible for filing material change reports upon the occurrence of a material change in our affairs which is not also a material change in the affairs of CPKC. The decisions further permit us to incorporate by reference into this prospectus all information or documents that would be required to be incorporated by reference in a short form prospectus filed by CPKC.

CPKC is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and in accordance therewith files reports and other information with the SEC. CPKC qualifies as a foreign private issuer in the U.S. for purposes of the U.S. Exchange Act. Although as a foreign private issuer CPKC is no longer required to do so, CPKC currently continues to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC instead of filing the reporting forms available to foreign private issuers. CPKC’s filings are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

EXCHANGE RATE INFORMATION

The following table sets forth, for each of the periods indicated, the high and low daily average exchange rates, the average exchange rate and the period end daily average exchange rate of one United States dollar in exchange for Canadian dollars as reported by the Bank of Canada.

	Year ended December 31
	2024 ($)	2023 ($)	2022 ($)
High	1.4416	1.3875	1.3856
Low	1.3316	1.3128	1.2451
Average	1.3698	1.3497	1.3011
Period End	1.4389	1.3226	1.3544

The daily average exchange rate on March 5, 2025, as reported by the Bank of Canada for the conversion of United States dollars into Canadian dollars was US$1.00 equals $1.4370.

DOCUMENTS INCORPORATED BY REFERENCE

Pursuant to decisions issued on or on behalf of the securities commission or similar regulatory authority in each of the provinces of Canada (the “Exemptive Relief”), the Company is not subject to certain continuous disclosure requirements provided that CPKC, which company owns all of the outstanding shares of the Company, complies with its continuous disclosure requirements. The Exemptive Relief further permits the Company to incorporate by reference in this short form prospectus all information or documents that would be required to be incorporated by reference in a short form prospectus filed by CPKC. We incorporate by reference the documents of CPKC listed below, which were filed with the securities commission or other similar authority in each of the provinces of Canada, and with the SEC, and form an integral part of this prospectus:

•	CPKC’s Annual Report on Form 10-K dated February 27, 2025 for the year ended December 31, 2024 (the “2024 Annual Report on Form 10-K”);

•

CPKC’s audited annual consolidated financial statements, including the notes thereto, as at December 31, 2024 and December 31, 2023 and for each of the years in the three year period ended December 31, 2024, together with the Report of Independent Registered Public Accounting Firm thereon;

•	CPKC’s management’s discussion and analysis dated February 27, 2025 for the year ended December 31, 2024 (“2024 MD&A”); and

•	CPKC’s management proxy circular dated March 12, 2024 in respect of CPKC’s annual meeting of shareholders held on April 24, 2024.

Any annual information form (including an annual report on Form 10-K), audited annual consolidated financial statements (together with the auditor’s report thereon), information circular, unaudited interim consolidated financial statements, management’s discussion and analysis, material change reports (excluding confidential material change reports), press releases containing financial information for financial periods more recent than the most recent annual or interim financial statements, or business acquisition reports, as well as all prospectus supplements disclosing additional or updated information subsequently filed by CPKC or us with securities commissions or similar authorities in the provinces of Canada after the date of this prospectus and prior to the termination of the distribution of Debt Securities under any prospectus supplement shall be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with the SEC by CPKC or us on Forms 10-K, 10-Q or 8-K (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K), such document or information shall also be deemed to be incorporated by reference in the registration statement relating to the Debt Securities of which this prospectus forms a part in respect of offerings of Debt Securities in the United States.

Upon a new annual information form (including an annual report on Form 10-K), annual consolidated financial statements and the accompanying management’s discussion and analysis being filed by CPKC with the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form (including an annual report on Form 10-K), annual consolidated financial statements and the accompanying management’s discussion and analysis, all interim consolidated financial statements and the accompanying management’s discussion and analysis, all material change reports, and all business acquisition reports (in respect of a significant acquisition for which at least nine months of the acquired business or related businesses operations are incorporated into CPKC’s then current annual financial statements) filed prior to the commencement of the then current fiscal year of CPKC will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Debt Securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by CPKC with the applicable securities regulatory authorities during the term of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the filing of the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Debt Securities under this prospectus and upon a new management proxy circular relating to an annual meeting of shareholders of CPKC being filed by CPKC with the applicable securities regulatory authorities during the term of this prospectus, the management proxy circular for the preceding annual meeting of shareholders of CPKC shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Debt Securities under this prospectus.

Copies of each of the documents incorporated by reference into this prospectus may be obtained by accessing our and CPKC’s disclosure documents available through the Internet on the Canadian System for Electronic Data Analysis and Retrieval+ (SEDAR+), which may be accessed at www.sedarplus.ca or by requesting a free copy of such documents by writing or calling Canadian Pacific Railway Company at the following address and telephone number: Canadian Pacific Railway Company at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Attention: Office of the Corporate Secretary, Telephone (403) 319-7000.

One or more prospectus supplements containing the specific variable terms of an offering of Debt Securities will be delivered (except where an exemption from such delivery requirement is available) to purchasers of such Debt Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of Debt Securities thereunder.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this prospectus.

MARKETING MATERIALS

Any “template version” of any “marketing materials” (as such terms are defined under National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Debt Securities hereunder will be filed under the Company’s profile on SEDAR+. In the event that such “marketing materials” are filed subsequent to the date of the filing of the applicable prospectus supplement(s) pertaining to the distribution of the Debt Securities that such “marketing materials” relate to and prior to the termination of such distribution, such filed versions of the “marketing materials” will be deemed to be incorporated by reference into the applicable prospectus supplement(s) for the purposes of the distribution of the Debt Securities to which the prospectus supplement(s) pertain.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking information” and “forward-looking statements” within the meaning of securities laws, including the “safe harbour” provisions of applicable Canadian securities laws, the United States Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act and Section 27A of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) (collectively, “forward-looking statements”). In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Forward-Looking Statements” in the 2024 Annual Report on Form 10-K and the 2024 MD&A, as well as to the advisories section of any documents incorporated by reference in this prospectus that are filed after the date hereof.

All forward-looking statements are based on our and CPKC’s current beliefs as well as assumptions made by and information currently available to us and CPKC. Forward-looking statements in or incorporated by reference into this prospectus are based on current expectations, estimates, projections and assumptions, having regard to CPKC’s experience and its perception of historical trends, and include, but are not limited to, expectations, estimates, projections and assumptions relating to: change in business strategies; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; foreign exchange rates; effective tax rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; geopolitical conditions; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; labour disruptions; and the satisfaction by third parties of their obligations to CPKC. Such forward-looking statements in or incorporated by reference into this prospectus include, but are not limited to, statements with respect to: statements concerning integration of Kansas City Southern (“KCS”), forecasted performance factors, CPKC’s intention to indefinitely reinvest in its foreign investments, CPKC’s estimated future defined benefit pension expectations, expected impacts resulting from changes in the United States dollar and Mexican peso exchange rates relative to the Canadian dollar, and the effective tax rate, as well as statements concerning CPKC’s operations, anticipated financial performance, business prospects and strategies, including statements concerning the anticipation that cash flow from operations and various sources of financing will be sufficient to meet debt repayments and obligations in the foreseeable future and concerning anticipated capital programs, statements regarding future payments including income taxes, statements regarding CPKC’s greenhouse gas emissions targets, environmental-, climate- or other sustainability-related strategies and initiatives and other information regarding environmental-, climate- or other sustainability-related actions CPKC plans to take in the future. Forward-looking statements typically contain statements with words such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “will”, “outlook”, “guidance”, “should” or similar words suggesting future outcomes. All statements other than statements of historical fact may be forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as actual results may differ materially from those expressed or implied by the forward-looking statements and because it is possible that we and CPKC will not achieve predictions, forecasts, projections and other forms of forward-looking statements. Current economic conditions render assumptions, although reasonable when made, subject to greater uncertainty.

By their nature, our and CPKC’s forward-looking statements involve numerous assumptions, inherent risks and uncertainties, including but not limited to the following factors: changes in business strategies and strategic opportunities; general North American and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped via us; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption of fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions, including the imposition of any tariffs, or other changes to international trade arrangements; the effects of current and future multinational trade agreements on or other developments affecting the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de México, S.A. de C.V.’s concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches, volcanism and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions; the outbreak of a pandemic or contagious disease and the resulting effects on economic conditions; the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments; fiscal and monetary policy responses by governments and financial institutions; disruptions to global supply chains; the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the satisfaction of the conditions imposed by the U.S. Surface Transportation Board in its March 15, 2023 decision; the successful integration of KCS into CPKC; the focus of management time and attention on the CP-KCS transaction and other disruptions arising from the CP-KCS integration; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; improvement in data collection and measuring systems; industry-driven changes to methodologies; and the ability of the management of CPKC to execute key priorities, including those in connection with the CP-KCS transaction. The foregoing list of factors is not exhaustive.

The risks and uncertainties of our and CPKC’s business, including those discussed above and in documents incorporated by reference into this prospectus and as described under “Risk Factors” and elsewhere herein, could cause our and CPKC’s actual results and experience to differ materially from the anticipated results or other expectations expressed or implied by forward-looking statements. In addition, we and CPKC base forward-looking statements on assumptions about future events, which, although reasonable when made, may not prove to be accurate.

In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking statements and should be aware that events described in forward-looking statements set out in this prospectus and the documents incorporated by reference into this prospectus may not occur.

We and CPKC cannot assure prospective investors that our future results, levels of activity and achievements will occur as we expect, and neither we, nor CPKC, nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we and CPKC undertake no obligation to update publicly or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

OUR COMPANY

CPKC is a holding company whose direct and indirect subsidiaries operate railways in North America. CPKC is a publicly-traded corporation whose common shares are listed on the TSX and the NYSE.

We are a 100%-owned subsidiary of CPKC. We were incorporated by Letters Patent in 1881 pursuant to an Act of the Parliament of Canada. We are one of Canada’s oldest corporations. On April 14, 2023, Canadian Pacific Railway Limited (“CPRL”) assumed control of KCS (through an indirect wholly-owned subsidiary), and filed articles of amendment to change CPRL’s name to Canadian Pacific Kansas City Limited. CPKC owns and operates the only freight railway spanning Canada, the United States, and Mexico. From our inception over 140 years ago, we have developed into a fully integrated and technologically advanced Class I railway (a railroad earning a minimum of US$1.05 billion in revenues annually as defined by the Surface Transportation Board of the United States) providing rail and intermodal transportation services over a network of approximately 20,000 miles, serving principal business centres across Canada, the United States and Mexico.

Our and CPKC’s registered, executive and corporate head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

CONSOLIDATED CAPITALIZATION

There have been no material changes to CPKC’s share and loan capital, on a consolidated basis, since December 31, 2024.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds resulting from the issuance of Debt Securities may be used by the Company for general corporate purposes, including repayment of indebtedness, financing the Company’s capital expenditure program, share repurchases and other business opportunities. The amount of net proceeds to be used for any such purpose will be set forth in the applicable prospectus supplement. We may, from time to time, issue debt instruments and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this prospectus.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE

In this section, “we”, “us”, “our”, “Company” or “CPRC” refer only to Canadian Pacific Railway Company without any of its subsidiaries through which it operates. Capitalized terms defined in this section only apply to such terms used in this section and are not applicable elsewhere in this prospectus. The following description sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the series of Debt Securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement, which may provide information that is different from this prospectus.

The Canadian Debt Securities will be issued under a trust indenture (the “Canadian Indenture”) entered into between us and Computershare Trust Company of Canada, as trustee (the “Canadian Trustee”) on May 23, 2008, as amended or supplemented. The Canadian Indenture has been filed with the securities regulatory authorities in each of the provinces of Canada and with the SEC.

The U.S. Debt Securities will be issued under a trust indenture (the “U.S. Indenture” and, together with the Canadian Indenture, the “Indentures”) entered into between us and Computershare Trust Company N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “U.S. Trustee”) on September 11, 2015, as amended or supplemented. The U.S. Indenture has been filed with the SEC.

Debt Securities may also be issued under new indentures between us and a trustee or trustees as will be discussed in a prospectus supplement for such Debt Securities. The following statements with respect to the Indentures and the Debt Securities are summaries of the material provisions of the Indentures. However, it is the applicable Indenture, and not this summary, that governs your rights as a holder of the Debt Securities. Wherever particular sections or defined terms of the applicable Indenture are referred to, these sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by this reference. The term “U.S. Securities”, as used in this section, refers to all securities issued under the U.S. Indenture, including the U.S. Debt Securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Guarantee

CPKC will fully and unconditionally guarantee the payment of the principal (and premium, if any) and interest, on the Debt Securities issued by us, any sinking fund or analogous payments payable with respect to such Debt Securities and any additional amounts payable with respect to such Debt Securities, when they become due and payable, whether at the stated maturity thereof or by declaration of acceleration, call for redemption or otherwise.

General

The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder, and Debt Securities may be issued thereunder from time to time in one or more series and may be denominated and payable in foreign currencies. The Debt Securities offered pursuant to this prospectus will be issued in an amount up to US$6,000,000,000 or the equivalent in other currencies or units based on other foreign currencies. The Indentures also permit us to increase the principal amount of any series of Debt Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement will set forth certain terms relating to the Debt Securities offered thereby (the “Offered Securities”), including, but not limited to, the following:

•	the specific designation of the Offered Securities;

•	any limit on the aggregate principal amount of the Offered Securities;

•	the extent and manner, if any, to which payment on or in respect of the Offered Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	the percentage or percentages of principal amount at which the Offered Securities will be issued;

•

the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (which may be fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which that interest will accrue and on which that interest will be payable and the regular record dates for any interest payable on the Offered Securities;

•

any mandatory, optional or special redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed or purchased at our option or otherwise;

•

whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to exchanges between registered and bearer form;

•	whether the Offered Securities will be issuable in the form of one or more global securities and, if so, the identity of the depositary for those global securities;

•

the denominations in which any of the Offered Securities which are in registered form will be issuable, if other than denominations of US$1,000 in the case of U.S. Debt Securities or Cdn$1,000 in the case of Canadian Debt Securities and any multiple thereof, and the denominations in which any of the Offered Securities which are in bearer form will be issuable, if other than the denomination of US$1,000 in the case of U.S. Debt Securities or Cdn$1,000 in the case of Canadian Debt Securities;

•

each office or agency where the principal of and any premium and interest on the Offered Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

•

if other than United States dollars in the case of U.S. Debt Securities or if other than Canadian dollars in the case of Canadian Debt Securities, the foreign currency or the units based on or relating to foreign currencies in which the Offered Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Offered Securities will or may be payable;

•

for U.S. Debt Securities, where different from the description herein, whether and under what circumstances we will pay Additional Amounts on the Offered Securities of such series in respect of certain taxes (and the terms of any such payment) and, if so, whether we will have the option to redeem the Offered Securities of such series rather than pay the Additional Amounts (and the terms of any such option);

•	any index pursuant to which the amount of payments of principal of and any premium and interest on the Offered Securities will or may be determined;

•	any applicable material Canadian and U.S. federal income tax considerations; and

•

any other terms of the Offered Securities, including covenants and Events of Default relating solely to the Offered Securities or any covenants or Events of Default generally applicable to the Debt Securities which are not to apply to the Offered Securities.

Unless otherwise indicated in the applicable prospectus supplement, the Indentures do not afford the holders the right to tender Debt Securities to us for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest.

Debt Securities may be issued under the Indentures bearing no interest and may be offered and sold at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to those discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in the prospectus supplement relating thereto.

Ranking

Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be our unsecured obligations and will rank pari passu with all our other unsecured and unsubordinated debt from time to time outstanding, and pari passu with other debt securities issued under the Canadian Indenture and the U.S. Indenture, as applicable. We conduct a substantial portion of our business through corporate and partnership subsidiaries. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of any of our corporate or partnership subsidiaries.

The guarantee will be CPKC’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of Debt Securities, will rank equally with all of CPKC’s other unsecured and unsubordinated obligations. CPKC conducts a substantial portion of its business through corporate and partnership subsidiaries. CPKC’s obligations under the guarantee will be structurally subordinated to all existing and future liabilities, including trade payables and indebtedness, of any of CPKC’s corporate and partnership subsidiaries.

Negative Pledge

The Indentures include a covenant of ours to the effect that, so long as any of the Debt Securities remain outstanding, we will not, and will not permit any Subsidiary to, create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over any of our present or future Railway Properties or of any of our Subsidiaries or on any shares in the capital stock of any Railroad Subsidiary securing any Indebtedness of any Person without also at the same time or prior thereto securing equally and ratably with such other Indebtedness all of the Debt Securities then outstanding under the Indentures.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Canadian Indenture and U.S. Indenture, as applicable, for the full definitions of all such terms.

The term “Borrowed Money” means Indebtedness in respect of moneys borrowed (including interest and other charges in respect thereof) and moneys raised by the issue of notes, bonds, debentures or other evidences of moneys borrowed.

The term “Capital Lease Obligation” means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with GAAP.

The term “Consolidated Net Tangible Assets” means the total amount of assets determined on a consolidated basis after deducting therefrom:

(a)

all current liabilities (excluding any Indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(b)	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles; and

(c)	appropriate adjustments on account of minority interests of other Persons holding stock of our Subsidiaries,

all as set forth on our most recent consolidated balance sheet and computed in accordance with GAAP.

The term “FATCA” means (a) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended from time to time (including regulations and guidance thereunder) (the “Code”), (b) any successor version thereof, (c) any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or practice implementing an intergovernmental agreement or approach thereto.

In the U.S. Indenture, the term “GAAP” means, at any time, accounting principles generally accepted in the United States at the relevant time applied on a consistent basis, provided that, if reference to “GAAP” is in respect of any financial statements which are prepared in accordance with generally accepted accounting principles of Canada, “GAAP” shall mean generally accepted accounting principles in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time, applied on a consistent basis.

In the Canadian Indenture, the term “GAAP” means generally accepted accounting principles which are in effect from time to time in Canada (or, if we determine to prepare our consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles).

The term “Indebtedness” means and includes all items of indebtedness which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, but in any event including, without limitation, (1) obligations in respect of indebtedness for Borrowed Money secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed, and (2) guarantees and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire or service, indebtedness of any other Person.

The term “Permitted Encumbrances” means any of the following:

(a)

any Security Interest existing as of the date of the first issuance by us of the Debt Securities issued pursuant to the applicable Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance, including without limitation, any of our outstanding Perpetual 4% Consolidated Debenture Stock, whether issued, pledged or vested in trust;

(b)	any Security Interest in favor of us or any of our wholly-owned Subsidiaries;

(c)

any Security Interest existing on the property of any Person at the time such Person becomes a Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary;

(d)

any Security Interest on property of a Person which Security Interest exists at the time such Person is merged into, or amalgamated or consolidated with, us or a Subsidiary, or such property is otherwise acquired by us or a Subsidiary, provided that such Security Interest does not extend to property owned by us or such Subsidiary immediately prior to such merger, amalgamation, consolidation or acquisition;

(e)	any Security Interest already existing on property acquired (including by way of lease) by us or any of our Subsidiaries at the time of such acquisition;

(f)

any Security Interest securing any Indebtedness incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(g)

any Security Interest in respect of (i) liens for taxes and assessments not at the time overdue or any liens securing workmen’s compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such liens, duties or assessments are then overdue, we or the Subsidiary, as the case may be, shall be prosecuting an appeal or proceedings for review with respect to which it shall be entitled to or shall have secured a stay in the enforcement of any such obligations, (ii) any lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time by us or the Subsidiary, as the case may be, in good faith or, only in the case of the Canadian Indenture, payment of which has been provided for by creation of a reserve in an amount in cash sufficient to pay the same in full, (iii) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease, (iv) any obligations or duties, affecting our property or that of a Subsidiary to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license or permit and any defects in title to structures or other facilities arising from the fact that such structures or facilities are constructed or installed on lands held by us or the Subsidiary under government permits, leases, licenses or other grants, (v) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations and liens or claims incidental to current construction or operations including but not limited to, builders’, mechanics’, laborers’, materialmen’s, warehousemen’s, carrier’s and other similar liens, (vi) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof, (vii) any Security Interest the validity of which is being contested at the time by us or a Subsidiary in good faith or payment of which has been provided for by creation of a reserve in an amount in cash sufficient to pay the same in full, (viii) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, gas and water mains or electric light and power or telephone conduits, poles, wires and cables) and minor defects, or irregularities of title that, in our opinion, will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by us or the Subsidiary, as the case may be, (ix) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with our operations or the operations of our Subsidiary, as the case may be, (x) any liens and privileges arising out of judgments or awards with respect to which we or the Subsidiary shall be prosecuting an appeal or proceedings for review and with respect to which it shall be entitled to or shall have secured a stay of execution pending such appeal or proceedings for review, and (xi) reservations, limitations, provisos and conditions, if any, expressed in or affecting any grant of real or immoveable property or any interest therein;

(h)	any Security Interest in respect of any Purchase Money Obligation;

(i)

any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided that the principal amount of the Indebtedness secured thereby on the date of such extension, renewal, alteration or replacement is not increased and the Security Interest is limited to the property or other assets which secured the Security Interest so extended, renewed, altered or replaced (plus improvements on such property or other assets or the proceeds thereof); and

(j)

any Security Interest that would otherwise be prohibited (including any extensions, renewals, alterations or replacements thereof) provided that the aggregate Indebtedness outstanding and secured under this clause (j) does not (calculated at the time of the granting of the Security Interest) exceed an amount equal to 10% of Consolidated Net Tangible Assets.

The term “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

The term “Purchase Money Obligation” means any monetary obligation (including a Capital Lease Obligation) created, assumed or incurred prior to, at the time of, or within 180 days after, the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or lease payments in respect thereof, provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.

The term “Railway Properties” means all main and branch lines of railway located in Canada or the United States, including all real property used as the right of way for such lines.

The term “Railroad Subsidiary” means a Subsidiary whose principal assets are Railway Properties.

The term “Security Interest” means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, but not including any security interest in respect of a lease which is not a Capital Lease Obligation or any encumbrance that may be deemed to arise solely as a result of entering into an agreement not in violation of the terms of the Indentures to sell or otherwise transfer assets or property.

The term “Shareholders’ Equity” means, with respect to any Person, at any date, the aggregate of the dollar amount of outstanding share capital, the amount, without duplication, of any surplus, whether contributed or capital, and retained earnings, subject to any currency translation adjustment, all as set forth in such Person’s most recent annual consolidated balance sheet.

The term “Significant Subsidiary” means a Subsidiary that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the U.S. Exchange Act, as amended.

The term “Subsidiary” means any corporation or other Person of which there are owned, directly or indirectly, by or for us or by or for any corporation or other Person in like relation to us, Voting Shares or other interests which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all outstanding Voting Shares of such first mentioned corporation or other Person for the election of its directors or, in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) entitle the holders thereof to more than 50% of the income or capital interests (however called) thereon and includes any corporation in like relation to a Subsidiary.

The term “Voting Shares” means shares of capital stock of any class of a corporation and other interests of any other Persons having under all circumstances the right to vote for the election of the directors of such corporation or in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) income or capital interests (however called), provided that, for the purpose of this definition, shares or other interests which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Description of the Canadian Debt Securities

Form of Canadian Debt Securities

Unless otherwise specified in the applicable prospectus supplement, Canadian Debt Securities of a particular series will be issued only in the form of fully registered global securities (the “Global Securities”) to be held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”), as depositary for its Participants (as defined below), and will be registered in the name of CDS or its nominee. Purchasers of Canadian Debt Securities represented by Global Securities will not receive Canadian Debt Securities in definitive form unless the Company, in its sole discretion, elects to prepare and deliver definitive securities (the “Definitive Securities”) in fully registered form. Furthermore, if CDS notifies the Company that it is unwilling or unable to continue to be a depositary in connection with a Global Security, or if CDS ceases to be a clearing agency or otherwise ceases to be eligible to be a depositary, and the Company is unable to find a qualified successor, or if the Company elects, in its sole discretion, to terminate the book-entry system in respect of a Global Security, or if an event of default has occurred and is continuing and Participants acting on behalf of beneficial owners of the Canadian Debt Securities representing in aggregate more than 25% of the aggregate principal amount of the Canadian Debt Securities or any particular series thereof then outstanding advise CDS that the continuation of the book-entry system described below is no longer in their interest, the Company will arrange to have issued and delivered to Participants, on behalf of beneficial owners, Definitive Securities.

Beneficial interests in the Global Securities, constituting ownership of the Canadian Debt Securities, will be represented through book-entry accounts of institutions acting on behalf of beneficial owners, as direct and indirect participants (the “Participants”) of CDS. Each purchaser of a Canadian Debt Security represented by a Global Security will receive a customer confirmation of purchase from the underwriter, investment dealer or agent from which the Canadian Debt Security is purchased in accordance with the practices and procedures of such underwriter, investment dealer or agent. Such practices may vary, but generally customer confirmations are issued promptly following execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its Participants having interests in Global Securities.

Transfer of Canadian Debt Securities

Transfer of beneficial ownership of Canadian Debt Securities represented by Global Securities will be effected through records maintained by CDS or its nominee for such Global Securities (with respect to interests of Participants) and through the records of Participants (with respect to interests of persons other than Participants). Unless the Company elects, in its sole discretion, to prepare and deliver Definitive Securities, beneficial owners who are not Participants in CDS’s book-entry system, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Global Securities, may do so only through Participants in CDS’s book-entry system.

The ability of a beneficial owner of an interest in a Global Security to pledge or otherwise take action with respect to such owner’s interest in a Global Security (other than through a Participant) may be limited by the unavailability of a certificate registered in such owner’s name.

Payment of Principal, Premium and Interest

Payments of interest (if any) on, principal of and premium (if any) on, each Global Security will be made by the Company to CDS or its nominee, as the case may be, as registered holder of the Global Security. So long as CDS or its nominee is the registered holder of a Global Security, CDS or its nominee, as the case may be, will be considered to be the sole owner of the Global Security for the purpose of receiving payments of interest (if any) on, principal of and premium (if any) on, such Global Security and for all other purposes under such Global Security. The record date for the payment of interest, if any, will be the fifth business day prior to the applicable interest payment date.

The Company understands that CDS or its nominee, upon receipt of any payment of interest, if any, or principal and premium, if any, in respect of a Global Security, will credit Participants’ accounts, on the date interest, if any, or principal and premium, if any, is paid, with payments in amounts proportionate to their respective interests in the principal amount of such Global Security as shown on the records of CDS or its nominee. The Company also understands that payments of interest, if any, or principal and premium, if any, by Participants to the beneficial owners in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participants. The responsibility and liability of the Company in respect of payments on Global Securities are limited solely and exclusively, while the Canadian Debt Securities are in Global Security form, to making payment of interest, if any, and principal and premium, if any, due on such Global Security to CDS or its nominee. The Company will not have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If the due date for payment of interest (if any) on, principal of or premium (if any) on, any Canadian Debt Security is not, at the place of payment, a business day, such payment will be made on the next business day and the holder of such Canadian Debt Security will not be entitled to any further interest or other payment in respect of such delay.

Open Market Purchases

The Company will have the right at any time and from time to time when it is not in default under the Canadian Indenture to purchase Canadian Debt Securities in the market, by tender or by private contract at any price.

Events of Default and Waiver

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the Canadian Indenture in relation to a series of Canadian Debt Securities issued thereunder:

(a)	default in payment of principal of or premium (if any) on Canadian Debt Securities of that series when the same becomes due and any such default shall have continued for a period of two business days;

(b)

default in payment of any interest due on Canadian Debt Securities of that series or of any sinking fund payment due in respect of Canadian Debt Securities of that series and such default shall have continued for a period of 30 days;

(c)

default in the observance of the covenant described under “– Negative Pledge” for a period of 30 days after notice in writing has been given by the Canadian Trustee to the Company specifying such default and requiring the Company to put an end to the same;

(d)	certain events of bankruptcy, insolvency or analogous proceedings with respect to the Company;

(e)

Indebtedness for Borrowed Money of the Company in excess of the greater of $100,000,000 and 2% of the Shareholders’ Equity of the Company, in the aggregate at the time of default is declared to be payable before the stated maturity thereof by reason of default or is not repaid at maturity (or by the expiry of any applicable grace period or period of waiver if longer) or any guarantee given by the Company of any Indebtedness for Borrowed Money in excess of the greater of $100,000,000 and 2% of the Shareholders’ Equity of the Company, is not honoured when due and called upon; or

(f)

the Company neglects to carry out or observe any other covenant or condition in the Canadian Indenture on its part to be observed or performed and, notice in writing having been given by the Canadian Trustee to the Company to put an end to the same, the Company shall fail to make good such default within a period of 90 days after the giving to it of such notice, unless the Canadian Trustee (having regard to the subject matter of such neglect or non-observance) shall have agreed to a longer period and, in such latter event, within the period agreed to by the Canadian Trustee.

If an event of default has occurred under the Canadian Indenture and is continuing, the Canadian Trustee may, in its discretion, and shall upon the request in writing of the holders of at least 25% of the aggregate principal amount of Canadian Debt Securities of the applicable series issued and outstanding under the Canadian Indenture, subject to any waiver of default under the Canadian Indenture, by notice in writing to the Company declare the principal and accrued interest, if any, and premium, if any, on all Canadian Debt Securities of the applicable series then outstanding under the Canadian Indenture and other money payable thereunder to be due and payable.

If an event of default has occurred under the Canadian Indenture, the holders of not less than 66 2⁄3% of the principal amount of the Canadian Debt Securities affected by the event of default then outstanding (or 100% in the case of a continuing failure to make payment of principal) shall have the power, under the Canadian Indenture, by resolution in writing, to instruct the Canadian Trustee to waive such default.

Right of Canadian Trustee to Enforce Payment

If, following a declaration made by the Canadian Trustee as set forth under “Events of Default and Waiver” above, the Company fails to pay to the Canadian Trustee on demand the principal of and premium, if any, and interest, if any, and any other amounts due under the Canadian Indenture on any series of Canadian Debt Securities then outstanding under the Canadian Indenture, the Canadian Trustee shall, upon the request in writing of: (i) in respect of a particular series of Canadian Debt Securities, the holders of not less than 25% of the aggregate principal amount of the Canadian Debt Securities of such series, or (ii) in respect of all Canadian Debt Securities, the holders of not less than 25% of the aggregate principal amount of all Canadian Debt Securities outstanding under the Canadian Indenture, and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Canadian Trustee to obtain or enforce payment of the principal and premium, if any, and interest, in any, on such Canadian Debt Securities of that series thereunder, together with any other amounts due under the Canadian Indenture, by any remedy or proceeding authorized by the Canadian Indenture or by law or equity as the Canadian Trustee shall have been directed by holders of Canadian Debt Securities or, failing such direction, as the Canadian Trustee shall deem expedient.

Holders of Canadian Debt Securities issued under the Canadian Indenture may not institute any action, suit or proceeding or exercise any other remedy authorized by the Canadian Indenture, including an action to enforce the Canadian Indenture or Canadian Debt Securities, except as provided in the Canadian Indenture.

Consolidation, Merger, Amalgamation and Sale of Assets

The Company shall not enter into any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its assets would become the property of any other Person (any such Person being referred to as a “Successor”) unless (a) the Successor shall, prior to or contemporaneously with the consummation of that transaction, execute those instruments, which may include a supplemental indenture, and do those things, if any, as shall be necessary or advisable to establish that upon the consummation of that transaction (i) the Successor will have assumed all of the covenants and obligations of the Company under the Canadian Indenture in respect of the Canadian Debt Securities of every series, and (ii) the Canadian Debt Securities of every series will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of holders of Canadian Debt Securities under the Canadian Indenture; (b) the Successor is a corporation, company, partnership or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia; and (c) immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Modification

The Canadian Indenture provides that supplemental indentures containing modifications and alterations thereto may be made by the Company when authorized by a resolution of its board of directors: (i) to add covenants to protect holders of Canadian Debt Securities; to provide for additional events of default; to provide for an issue of Canadian Debt Securities in one or more series; to evidence the succession, or successive successions, of successors to CPRC; to give effect to a resolution of holders of Canadian Debt Securities; and to add limitations or restrictions to be observed upon the amount or issue of Canadian Debt Securities thereunder, provided such limitations or restrictions shall not be prejudicial to the interests of holders of the Canadian Debt Securities; or (ii) to make such provision not inconsistent with the Canadian Indenture with respect to questions or matters arising under the Canadian Indenture including the making of any modifications to the form of Canadian Debt Securities which do not affect the substance thereof, provided that such provisions and modifications shall not be prejudicial to the interests of holders of Canadian Debt Securities thereunder.

The Canadian Indenture also provides that the holders of Canadian Debt Securities shall have the power to modify the rights of the holders under the Canadian Indenture. For that purpose, among others, the Canadian Indenture contains provisions to render binding on all holders of Canadian Debt Securities resolutions passed by the affirmative votes of the holders of not less than 66 2⁄3% of the aggregate principal amount of Canadian Debt Securities who are present in person or represented by proxy at a duly convened meeting or instruments in writing signed by holders of not less than 66 2⁄3% of the principal amount of outstanding Canadian Debt Securities (“Extraordinary Resolutions”). The quorum for meetings of holders of Canadian Debt Securities at which such an Extraordinary Resolution will be considered shall be holders representing at least 51% of the principal amount of Canadian Debt Securities then outstanding entitled to vote thereon provided that, at any adjourned meeting, the holders of Canadian Debt Securities present in person or represented by proxy shall form a quorum whether or not such holders represent at least 51% of the principal amount of outstanding Canadian Debt Securities. If the rights of holders of Canadian Debt Securities of one or more series are especially affected, then the modification requires assent by the holders of Canadian Debt Securities of the especially affected series and, in certain cases, only requires the assent by holders of the particular affected series.

Governing Law

The Canadian Indenture is, and the Canadian Debt Securities will be, governed by and construed in accordance with the laws of the Province of Alberta and the law of Canada applicable in the Province of Alberta.

Description of the U.S. Debt Securities

U.S. Debt Securities in Global Form

Unless otherwise indicated in the applicable prospectus supplement, U.S. Debt Securities of a particular series will be issued in the form of one or more “global securities” which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for U.S. Securities in definitive form, a global security may not be transferred except as a whole by the depositary for a global security to a nominee of that depositary, by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or any nominee of that depositary to a successor of that depositary or a nominee of a successor of that depositary.

The specific terms of the depositary arrangement with respect to any portion of a particular series of U.S. Securities to be represented by a global security will be described in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the U.S. Securities represented by that global security to the accounts of those persons having accounts with that depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of those U.S. Securities or by us if those U.S. Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of the ownership of those beneficial interests will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. These depositary arrangements and these laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner thereof, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the U.S. Securities represented by that global security for all purposes under the U.S. Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have U.S. Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of U.S. Securities of that series in definitive form and will not be considered the owners or holders of those U.S. Securities under the U.S. Indenture.

Principal, premium, if any, and interest payments, if any, on a global security registered in the name of a depositary or its nominee will be made to that depositary or nominee, as the case may be, as the registered owner of that global security. None of us, the U.S. Trustee or any paying agent for U.S. Securities of the series represented by that global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants.

If the depositary for a global security representing U.S. Securities of a particular series is at any time unwilling or unable to continue as depositary, or if the depositary is no longer eligible to continue as depositary, and a successor depositary is not appointed by us within 90 days, or if an Event of Default described in clauses (a) or (b) of the first sentence under “Events of Default” below with respect to a particular series of U.S. Securities has occurred and is continuing, we will issue securities of that series in definitive form in exchange for that global security. In addition, we may at any time and in our sole discretion determine not to have the U.S. Securities of a particular series represented by one or more global securities and, in that event, will issue securities of that series in definitive form in exchange for all of the global securities representing securities of that series.

U.S. Debt Securities in Definitive Form

If indicated in the applicable prospectus supplement, the U.S. Securities may be issued in fully registered form without coupons and in denominations of US$1,000 or any integral multiple thereof. U.S. Securities may be presented for exchange and U.S. Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the U.S. Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. We have appointed the U.S. Trustee as Security Registrar. U.S. Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and any premium and interest on U.S. Securities (other than a global security) will be made at the office or agency of the U.S. Trustee at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, except that, at our option, payment of any interest may be made (a) by cheque mailed to the address of the Person entitled thereto as that Person’s address will appear in the Security Register or (b) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Consolidation, Merger, Amalgamation and Sale of Assets

We shall not enter into any transaction (whether by way of consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of our assets would become the property of any other Person (the “Successor”) unless: (a) we and the Successor shall, prior to or contemporaneously with the consummation of that transaction, execute those instruments, which may include a supplemental indenture, and do those things, if any, as shall be necessary or advisable to establish that upon the consummation of that transaction (i) the Successor will have assumed all of our covenants and obligations under the U.S. Indenture in respect of the U.S. Securities of every series, and (ii) the U.S. Securities of every series will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of holders of U.S. Securities under the U.S. Indenture; (b) the Successor is a corporation, company, partnership, or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia; (c) we deliver to the U.S. Trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and any supplemental indenture comply with the U.S. Indenture and all conditions precedent contained in the U.S. Indenture relating to such transaction have been complied with; and (d) immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Provision of Financial Information

We will file with the U.S. Trustee, within 15 days after CPKC is required to file them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which CPKC may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act. If CPKC is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d), then we will file with the U.S. Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the U.S. Exchange Act in respect of a U.S. debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Events of Default

The occurrence of any of the following events with respect to the U.S. Securities of any series will constitute an “Event of Default” with respect to the U.S. Securities of that series:

(a)	default by us in payment of the principal of any of the U.S. Securities of that series when the same becomes due under any provision of the U.S. Indenture or of those U.S. Securities;

(b)	default by us in payment of any interest due on any of the U.S. Securities of that series and continuance of that default for a period of 30 days;

(c)

default by us in observing or performing any other of our covenants or conditions contained in the U.S. Indenture or in the U.S. Securities of that series and continuance of that default for a period of 60 days after written notice as provided in the U.S. Indenture;

(d)

default by us or any Subsidiary in payment of the principal of, premium, if any, or interest on any Indebtedness having an outstanding principal amount in excess of the greater of $150 million and 2% of our Shareholders’ Equity in the aggregate at the time of default or default in the performance of any other covenant of ours or any Subsidiary contained in any instrument under which that Indebtedness is created or issued and the holders thereof, or a trustee, if any, for those holders, declare that Indebtedness to be due and payable prior to the stated maturities of that Indebtedness (“accelerated Indebtedness”), and such acceleration shall not be rescinded or annulled, or such default under such instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Indebtedness, provided that (i) if such accelerated Indebtedness is the result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set forth in such instrument, it will not be considered an Event of Default under this clause (d) until 30 days after such acceleration, or (ii) if such accelerated Indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated Indebtedness is, by its terms, non-recourse to us or the Railroad Subsidiaries, it shall not be considered an Event of Default; or (B) if such accelerated Indebtedness is recourse to us or the Railroad Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven days before being considered an Event of Default;

(e)	certain events of bankruptcy, insolvency, winding up, liquidation or dissolution relating to us or any Significant Subsidiary as provided in the U.S. Indenture; or

(f)	any other event of default provided with respect to that series.

If an Event of Default described in clause (a) or (b) above occurs and is continuing with respect to U.S. Securities of any series, unless the principal of all of the U.S. Securities of that series shall have already become due and payable, the U.S. Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the U.S. Securities of that series then outstanding, declare the principal of (and premium, if any, on) all the U.S. Securities of that series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the U.S. Indenture in respect of those U.S. Securities to be due and payable immediately on demand. If an Event of Default described in clause (c) or (f) above occurs and is continuing with respect to the U.S. Securities of one or more series, unless the principal of all of the U.S. Securities of the affected series shall have already become due and payable, the U.S. Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of the U.S. Securities of all such affected series then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the U.S. Securities of all the affected series then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the U.S. Indenture in respect of those U.S. Securities to be due and payable immediately on demand. If an Event of Default described in clause (d) or (e) above occurs and is continuing, unless the principal of all U.S. Securities then outstanding shall have already become due and payable, the U.S. Trustee shall upon request in writing made by the holders of not less than 25% in aggregate principal amount of all the U.S. Securities then outstanding (voting as one class), declare the principal of (and premium, if any, on) all the U.S. Securities then outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the U.S. Indenture in respect of those U.S. Securities to be due and payable immediately on demand. Upon certain conditions, any declaration of this kind may be cancelled if all Events of Default with respect to the U.S. Securities of all those affected series then outstanding shall have been cured or waived as provided in the U.S. Indenture by the holders of not less than a majority in aggregate principal amount of the U.S. Securities of the affected series then outstanding (voting as one class, except in the case of Events of Default described in clauses (a) and (b) of the first sentence of the preceding paragraph, as to which each series so affected will vote as a separate class). See “Modification and Waiver” below.

Reference is made to the applicable prospectus supplement or supplements relating to any series of original issue discount U.S. Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

The U.S. Indenture provides that the U.S. Trustee will be under no obligation to exercise any of its rights or powers under the U.S. Indenture at the request or direction of the holders, unless those holders shall have provided to the U.S. Trustee indemnity satisfactory to it, acting reasonably. Subject to those provisions for indemnity and certain other limitations contained in the U.S. Indenture, the holders of a majority in aggregate principal amount of the U.S. Securities of all affected series then outstanding (voting as one class) will have the right to sanction or direct the time, method and place of conducting any proceeding for any remedy available to the U.S. Trustee, or exercising any trust or power conferred on the U.S. Trustee, with respect to the U.S. Securities of those affected series.

The U.S. Indenture provides that no holder of the U.S. Securities of any series will have any right to institute any proceeding with respect to the U.S. Indenture or for any remedy thereunder, unless (a) that holder shall have previously given to the U.S. Trustee written notice of a continuing Event of Default with respect to the U.S. Securities of that series, (b) the holders of not less than 25% in aggregate principal amount of the U.S. Securities of that series (or in the case of an Event of Default relating to bankruptcy or insolvency, the holders of not less than 25% in principal amount of all affected series then outstanding (voting as one class)) shall have made written request to the U.S. Trustee to institute a proceeding in its own name as trustee under the U.S. Indenture, (c) that holder offered to the U.S. Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby in compliance with such request, (d) the U.S. Trustee failed to institute a proceeding within 60 days after that notice, request and offer of indemnity and (e) no direction inconsistent with that written request has been given to the U.S. Trustee during the 60 day period following notice by holders of not less than a majority in aggregate principal amount of the U.S. Securities of that series or, if applicable, of all the affected series then outstanding (voting as one class). However, the holder of any U.S. Security will have an absolute right to receive payment of the principal of and any premium and interest on that U.S. Security on or after the due dates expressed in that U.S. Security and to institute suit for the enforcement of any of these payments. The U.S. Indenture requires us to furnish to the U.S. Trustee annually an officers’ certificate as to our compliance with certain covenants, conditions or other requirements contained in the U.S. Indenture and as to any non-compliance therewith.

The U.S. Indenture provides that the U.S. Trustee may withhold notice to the holders of the U.S. Securities of one or more series of any default affecting those series (except defaults as to payment of principal or interest) if the U.S. Trustee, in good faith, considers that withholding to be in the best interests of the holders of the U.S. Securities of those series.

Additional Amounts

All payments made by us under or with respect to the U.S. Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter “Canadian Taxes”), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the U.S. Securities, we will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder (such holder, an “Excluded Holder”) in respect of the beneficial owner thereof:

(a)	with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(b)

which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of U.S. Securities or the receipt of payments thereunder;

(c)

which is subject to such Canadian Taxes by reason of the holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

(d)

by reason of such holder or beneficial owner being a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of us at the time of payment or deemed payment, or by reason of such holder or beneficial owner not dealing at arm’s length for the purposes of the Income Tax Act (Canada) with a “specified shareholder” of us at the time of payment or deemed payment; or

(e)

if the holder or beneficial owner of, or person ultimately entitled to obtain any interest in, the U.S. Securities is not the sole beneficial owner of such payments, or is a fiduciary or partnership, to the extent that any beneficial owner, beneficiary or settlor with respect to such fiduciary or any partner or member of such partnership would not have been entitled to such Additional Amounts with respect to such payments had such beneficial owner, beneficiary, settlor, partner or member received directly its beneficial or distributive share of such payments.

We will also:

(a)	make such withholding or deduction; and

(b)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

We will furnish to the U.S. Trustee and the holders of the U.S. Securities, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by us.

We will indemnify and hold harmless each holder (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of:

(a)	any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the U.S. Securities;

(b)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

(c)	any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) above, but excluding any such Canadian Taxes on such holder’s net income.

Wherever in the U.S. Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a U.S. Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

In any event, no Additional Amounts or indemnity will be payable with respect to taxes imposed directly or indirectly under FATCA and no Additional Amounts or indemnity will be payable in excess of the Additional Amounts or indemnity which would be required if the holder of the U.S. Security was a resident of the United States for purposes of, and entitled to claim the benefits under, the Canada-United States Income Tax Convention (1980), as amended.

Tax Redemption

Subject to certain conditions, the U.S. Securities will be subject to redemption in whole, but not in part, at our option, at any time, on not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount, together with accrued interest thereon to the redemption date, in the event we determine that there is more than an insubstantial risk that we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the U.S. Securities, any Additional Amounts as a result of an amendment to or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of the prospectus and prospectus supplement under which the U.S. Securities are offered and sold.

Modification and Waiver

The U.S. Indenture permits us and the U.S. Trustee to enter into supplemental indentures without the consent of the holders of the U.S. Securities to, among other things: (a) secure the U.S. Securities of one or more series, (b) evidence the assumption by the Successor of our covenants and obligations, under the U.S. Indenture and the U.S. Securities then outstanding, (c) add covenants or Events of Default for the benefit of the holders of one or more series of the U.S. Securities or surrender any right or power conferred upon us by the U.S. Indenture, (d) cure any ambiguity or correct or supplement any defective provision in the U.S. Indenture which correction will not be prejudicial to the interests of the holders of the U.S. Securities in any material respect, (e) establish the form and terms of the U.S. Securities of any series, (f) evidence the acceptance of appointment by a successor U.S. Trustee, and (g) make any other modifications which will not be prejudicial to the interests of the holders of the U.S. Securities in any material respect.

The U.S. Indenture also permits us and the U.S. Trustee, with the consent of the holders of a majority in aggregate principal amount of the U.S. Securities of each series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the U.S. Indenture or modify in any manner the rights of the holders of the U.S. Securities of each such affected series; provided, however, that we and the U.S. Trustee may not, among other things, without the consent of all holders of the U.S. Securities then outstanding and affected thereby: (a) change the stated maturity of the principal amount of, or any installment of the principal of or the interest on, that U.S. Security; (b) reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of that U.S. Security; (c) reduce the amount of principal of an original issue discount U.S. Security payable upon acceleration of the maturity thereof; (d) change the place or currency of payment of the principal of or any premium or interest on that U.S. Security; (e) impair the right to institute suit for the enforcement of payment of this kind with respect to that U.S. Security on or after the stated maturity thereof; or (f) reduce the percentage in principal amount of the outstanding U.S. Securities of the affected series, the consent of whose holders is required for modification or amendment of the U.S. Indenture, or for any waiver with respect to compliance with certain provisions of the U.S. Indenture or certain Events of Default and their consequences provided for in the U.S Indenture.

The holders of a majority in aggregate principal amount of the U.S. Securities of all series at the time outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the holders of all such affected U.S. Securities waive any past default or breach or Event of Default and its consequences, except a default in the payment of the principal of or premium or interest on any U.S. Security of any of those series or an Event of Default in respect of a covenant or provision of the U.S. Indenture or of any U.S. Security which cannot be modified or amended without the consent of all holders of all outstanding U.S. Securities of any series affected.

Defeasance

The U.S. Indenture provides that, at our option, we will be discharged from any and all obligations with respect to the U.S. Securities of any series (except for certain obligations to execute and deliver definitive U.S. Securities of that series, to register the transfer or exchange of the U.S. Securities of that series, to replace mutilated, destroyed, lost or stolen U.S. Securities of that series, to maintain paying agencies, to compensate and indemnify the U.S. Trustee and to maintain the trust described below) (hereinafter called a “defeasance”) upon the irrevocable deposit with the U.S. Trustee, in trust, of money, and/or securities of the government which issued the currency in which the U.S. Securities of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the U.S. Securities of that series on the stated maturity of those payments in accordance with the terms of the U.S. Securities of that series. Such a defeasance may be effected only if, among other things, (a) we have delivered to the U.S. Trustee an opinion of counsel (who may be our independent counsel) stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or there has been a change in the applicable laws or regulations, in either case to the effect that the holders of the U.S. Securities of that series should not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance and should be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, and (b) we have delivered to the U.S. Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the U.S. Securities of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the U.S. Securities include holders who are not resident in Canada). In addition, we may obtain a discharge of the U.S. Indenture with respect to the U.S. Securities of all series issued under the U.S. Indenture by depositing with the U.S. Trustee, in trust, an amount of money and government securities as shall be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay, at stated maturity or upon redemption, all of those U.S. Securities, provided that those U.S. Securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

The U.S. Indenture also provides that we may omit to comply with the restrictive covenants described under the caption “Negative Pledge” and certain other covenants and no Event of Default shall arise with respect to the U.S. Securities of that series by reason of this failure to comply (hereinafter called a “covenant defeasance”), upon the irrevocable deposit with the U.S. Trustee, in trust, of money and/or securities of the government which issued the currency in which the U.S. Securities of that series are payable or securities backed by the full faith and credit of that government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the U.S. Securities of that series on the stated maturity of those payments in accordance with the terms of the U.S. Securities of that series. Our other obligations with respect to the U.S. Securities of that series would remain in full force and effect. A covenant defeasance may be effected only if, among other things, (a) we have delivered to the U.S. Trustee an opinion of counsel (who may be our independent counsel) to the effect that the holders of U.S. Securities of that series should not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and should be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred, and (b) we have delivered to the U.S. Trustee an opinion of counsel in Canada (who may be our independent counsel) or a ruling from the Canada Revenue Agency to the effect that the holders of the U.S. Securities of that series should not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and should be subject to Canadian federal or provincial income and other Canadian tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the U.S. Securities include holders who are not resident in Canada).

In the event that we exercise our option to effect a covenant defeasance with respect to the U.S. Securities of any series and the U.S. Securities of that series are thereafter declared due and payable because of the occurrence of an Event of Default, the amount of money and securities on deposit with the U.S. Trustee would be sufficient to pay the amounts due on the U.S. Securities of that series at their respective stated maturities, but may not be sufficient to pay the amounts due on the U.S. Securities of that series at the time of the acceleration resulting from that Event of Default. However, we would remain liable for this deficiency.

Consent to Service

We have designated C T Corporation System, 28 Liberty Street, New York, New York, 10005 as our authorized agent for service of process in the United States in any action, suit or proceeding arising out of or relating to the U.S. Indenture or the U.S. Securities and for actions brought under federal or state securities law in any federal or state court located in the Borough of Manhattan, New York, New York and irrevocably submit to the non-exclusive jurisdiction of any such court.

Governing Law

The U.S. Indenture is, and the U.S. Securities will be, governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may offer and sell Debt Securities: (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents. The Debt Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Debt

Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Debt Securities. If Debt Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Debt Securities by purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us.

The prospectus supplement relating to each offering of Debt Securities will set forth the terms of the offering of those Debt Securities and the related guarantees by CPKC, including the name or names of any underwriters or agents, the purchase price of the Debt Securities, the proceeds to us, any underwriters’ or agents’ fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid. Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the Debt Securities offered by that prospectus supplement.

If underwriters purchase Debt Securities as principal, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities offered by the prospectus supplement if any of such Debt Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Debt Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the Debt Securities pursuant to a particular prospectus supplement will be named, and any commissions payable by us to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a reasonable commercial efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of any Debt Securities offered by this prospectus. Any such commission will be paid out of general funds. Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of the Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of Debt Securities, the Debt Securities will not be listed on any securities exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the Debt Securities, but they will not be obligated to do so and may interrupt or discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities of any series or that an active public market for the Debt Securities of any series will develop. If an active public trading market for the Debt Securities of any series does not develop, the market price and liquidity of such series of Debt Securities may be adversely affected.

The prospectus supplement will set forth the intention of any underwriters or agents who participate in the distribution of the Debt Securities to over-allot or effect transactions which stabilize the Debt Securities’ price at a higher level than that which might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

EARNINGS COVERAGE

Information regarding earnings coverage ratios will be provided in the applicable prospectus supplement relating to the offering of Debt Securities, as required by applicable securities laws.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of Debt Securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Debt Securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to Debt Securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

RISK FACTORS

In addition to the other information contained in this prospectus and in the section entitled “Risk Factors” in the 2024 Annual Report on Form 10-K, which section is incorporated by reference into this prospectus, prospective investors should carefully consider the following factors in evaluating CPRC and its business before making an investment.

Prospective purchasers of the Debt Securities should consider carefully the risk factors set forth below and those incorporated by reference as well as the other information contained in and incorporated by reference into this prospectus and contained in the applicable prospectus supplement before purchasing the Debt Securities offered hereby. If any event arising from these risks occurs, our or CPKC’s business, prospects, financial condition, results of operations or cash flows, or your investment in the Debt Securities could be materially adversely affected.

Additional Risks Related to the Debt Securities

There can be no assurance as to the liquidity of the trading market for the Debt Securities or that a trading market for the Debt Securities will develop.

There is no public market for the Debt Securities and, unless otherwise specified in the applicable prospectus supplement, we do not intend to apply for listing of the Debt Securities on any securities exchanges. If the Debt Securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the Debt Securities or that a trading market for the Debt Securities will develop.

Credit ratings may not reflect all risks of an investment in the Debt Securities and may change.

Credit ratings may not reflect all risks associated with an investment in the Debt Securities. Any credit ratings applied to the Debt Securities will be an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the Debt Securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the Debt Securities. There is no assurance that any credit rating assigned to the Debt Securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Changes in interest rates may cause the value of the Debt Securities to decline.

Prevailing interest rates will affect the market price or value of the Debt Securities. The market price or value of the Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Debt Securities denominated or payable in foreign currencies may entail foreign currencies risk.

Debt Securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

The Debt Securities and guarantee will be structurally subordinated to certain indebtedness of our and CPKC’s corporate and partnership subsidiaries.

Unless otherwise provided with respect to a series of Debt Securities, the Debt Securities will be our unsubordinated and unsecured obligation and will rank equally with all of our other unsecured, unsubordinated obligations. We conduct a substantial portion of our business through corporate and partnership subsidiaries. Our obligations under the Debt Securities will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of our corporate and partnership subsidiaries.

The guarantee will be CPKC’s unsubordinated and unsecured obligation and, unless otherwise provided with respect to a series of Debt Securities, will rank equally with all of CPKC’s other unsecured, unsubordinated obligations. CPKC conducts a substantial portion of its business through corporate and partnership subsidiaries. CPKC’s obligations under the guarantee will be structurally subordinate to all existing and future indebtedness and liabilities, including trade payables, of any of CPKC’s corporate and partnership subsidiaries.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement relating to an offering of a series of Debt Securities, certain legal matters relating to Canadian law will be passed upon for us and CPKC by Bennett Jones LLP, Calgary, Alberta, and certain legal matters relating to United States law will be passed upon for us and CPKC by Sullivan & Cromwell LLP, New York, New York.

ENFORCEABILITY OF CIVIL LIABILITIES

We and CPKC are incorporated and governed by the laws of Canada. A substantial portion of our and CPKC’s assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon us and CPKC and upon those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon our and CPKC’s civil liability and the civil liability of our and CPKC’s directors, officers or experts.

EXPERTS

The consolidated financial statements of CPKC as at December 31, 2024 and 2023 and for the three years ended December 31, 2024 and the related financial statement schedule, incorporated in this prospectus by reference from CPKC’s 2024 Annual Report on Form 10-K, and the effectiveness of CPKC’s internal control over financial reporting as at December 31, 2024 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

The consolidated financial statements of KCS as of December 31, 2022 and for the years ended December 31, 2022 and 2021, incorporated in this prospectus by reference from CPKC’s 2024 Annual Report on Form 10-K, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

Such audited consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

In connection with the audit of CPKC’s annual consolidated financial statements for the year ended December 31, 2024, Ernst & Young LLP, the auditors of CPKC, is independent within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta. Ernst & Young LLP has served as auditor of CPKC since November 29, 2021.

In connection with the audit of KCS’s annual consolidated financial statements for the years ended December 31, 2022 and 2021, PricewaterhouseCoopers LLP was independent within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and PCAOB as at December 31, 2022 and December 31, 2021.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; the consent of Ernst & Young LLP; the consent of PricewaterhouseCoopers LLP; powers of attorney from our directors and officers; powers of attorney from CPKC’s directors and officers; the Canadian Indenture; the U.S. Indenture; and the statement of eligibility of the U.S. Trustee on Form T-1. The Form F-X of the Company and CPKC and the Form F-X of Computershare Trust Company of Canada have also separately been filed with the SEC.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Section 124 of the Canada Business Corporations Act (the “CBCA”) provides as follows:

(1) Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2) Advance of Costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

(3) Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

(a)

acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5) Right to indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(a)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)	fulfils the conditions set out in subsection (3).

(6) Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(a)	in the individual’s capacity as a director or officer of the corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7) Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8) Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9) Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of each Registrant provide that such Registrant shall indemnify a director or officer of such Registrant, a former director or officer of such Registrant or a person who acts or acted at such Registrant’s request as a director or officer of a body corporate of which such Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit Number	Description

4.1*	CPKC’s Annual Report on Form 10-K dated February 27, 2025 for the year ended December 31, 2024 (incorporated by reference to CPKC’s Annual Report on Form 10-K filed with the Commission on February 27, 2025, Commission File No. 001-01342)

4.2*	CPKC’s audited annual consolidated financial statements, including the notes thereto, as at December 31, 2024 and December 31, 2023 and for each of the years in the three year period ended December 31, 2024, together with the auditor’s report thereon (incorporated by reference to CPKC’s Annual Report on Form 10-K filed with the Commission on February 27, 2025, Commission File No. 001-01342)

4.3*	CPKC’s management’s discussion and analysis dated February 27, 2025 for the year ended December 31, 2024 (incorporated by reference to CPKC’s Annual Report on Form 10-K filed with the Commission on February 27, 2025, Commission File No. 001-01342)

4.4*	CPKC’s management proxy circular dated March 12, 2024 (incorporated by reference to Exhibit 99.1 to CPKC’s Current Report on Form 8-K filed with the Commission on May 10, 2023, Commission File No. 001-01342)

5.1**	Consent of Ernst & Young LLP

5.2**	Consent of PricewaterhouseCoopers LLP

6.1*	Powers of Attorney (included in the initial registration statement)

7.1*	Indenture dated as of May 23, 2008 between CPRC and Computershare Trust Company of Canada (incorporated by reference to Exhibit 4.18 to CPKC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016, File No. 001-01342).

7.2*	Indenture dated as of September 11, 2015, between CPKC and Computershare Trust Company, N.A., as successor to Computer Share Trust Company, N.A., as successor to Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 29, 2016, File No. 333-209819).

7.3*	Statement of Eligibility of the Trustee for the Indenture referenced in Exhibit 7.2, Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, on Form T-1.

107*	Filing Fee Table.

*	Previously filed
**	Filed herewith

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

Each Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Concurrent with the filing of the initial Registration Statement, the Registrants have filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Concurrent with the filing of the initial Registration Statement, Computershare Trust Company of Canada, as a trustee under an indenture relating to certain of the securities registered hereby, has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrants or Computershare Trust Company of Canada shall be communicated promptly to the Commission by amendment to the applicable Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 6th day of March, 2025.

CANADIAN PACIFIC KANSAS CITY LIMITED		CANADIAN PACIFIC RAILWAY COMPANY

By:	/s/ Keith Creel	By:	/s/ Keith Creel
	Name: Keith Creel		Name: Keith Creel
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of each Registrant and in the capacities indicated on March 6, 2025.

CANADIAN PACIFIC KANSAS CITY LIMITED	CANADIAN PACIFIC RAILWAY COMPANY

*	*
Keith Creel	Keith Creel
President, Chief Executive Officer and Director	President, Chief Executive Officer and Director
(Principal Executive Officer)	(Principal Executive Officer)

/s/ Nadeem Velani	/s/ Nadeem Velani
Nadeem Velani	Nadeem Velani
Executive Vice-President and Chief Financial Officer	Executive Vice-President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)	(Principal Financial Officer and Principal Accounting Officer)

*	*
Isabelle Courville	Isabelle Courville
Chair of the Board and Director	Chair of the Board and Director

*	*
John R. Baird	John R. Baird
Director	Director

*	*
Amb. Antonio Garza (Ret.)	Amb. Antonio Garza (Ret.)
Director	Director

*	*
Arturo Gutiérrez Hernández	Arturo Gutiérrez Hernández
Director	Director

*	*
Edward R. Hamberger	Edward R. Hamberger
Director	Director

*	*
Janet H. Kennedy	Janet H. Kennedy
Director	Director

*	*
Henry Maier	Henry Maier
Director	Director

*	*
Matthew H. Paull	Matthew H. Paull
Director	Director

*	*
Jane L. Peverett	Jane L. Peverett
Director	Director

*	*
Andrea Robertson	Andrea Robertson
Director	Director

*	*
Gordon T. Trafton	Gordon T. Trafton
Director	Director

/s/ Nadeem Velani	/s/ Nadeem Velani
Name: Nadeem Velani	Name: Nadeem Velani
Title: Attorney-in-fact	Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of each of the Registrants in the United States, on this 6th day of March, 2025.

SOO LINE CORPORATION

By:	/s/ Chris De Bruyn
Name:	Chris De Bruyn
Title:	Treasurer